                                                                     Exhibit 9.2


                                AMENDMENT NO. 1
                                      TO
                            SHAREHOLDERS AGREEMENT

     THIS AMENDMENT entered into this 24 day of February, 1998, to the SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of the 23rd day of April, 1997 by and among AnswerThink Consulting Group, Inc., a Florida corporation (the "Company"), and the shareholders of the Company from time to time a party hereto, initially including, Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("GTCRV"), MG Capital Partners II, L.P., a Delaware Limited partnership ("MG"), Gator Associates, Ltd., a Florida limited partnership ("Gator"), and Tara Ventures, Ltd., a British Virgin Islands corporation ("Tara") and each of the individuals listed on the signature page therein under the heading, "Executives."

        Pursuant to the Agreement, the Executives and other employees of the Company had the right to receive 400,000 shares of Class A Preferred Stock. Management of the Company has agreed to assign 200,000 shares of the Class A Preferred Stock to Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, Miller Capital Management, Inc. and each investor in Gator and Tara who elects to exercise his/her/its preemptive rights.

                                  WITNESSETH
                                  ----------

        WHEREAS, the Parties desire to amend the Agreement as hereinafter set forth;

        NOW, THEREFORE, the Parties hereby agree as follows:

        1. SECTION 19 of the Agreement shall be deleted in its entirety and new Section 19 shall be substituted therefore as follows:

                Additional Class A Preferred.  The Company may sell up to an
                ----------------------------
aggregate of (i) 200,000 shares of Class A Preferred to the Executives and other employees of the Company (including shares of Class A Preferred to be purchased under Senior Management Agreements), as determined by the President and (ii) an aggregate of 100,000 shares of Class A Preferred to GTCRV, GTCR Associates V and MG and (iii) an aggregate of 100,000 shares of Class A Preferred to Miller Capital Management, Inc. and each investor in Gator and Tara who elects to exercise his/her/its preemptive rights. Each of the parties hereby waives any and all rights that may arise in connection with such issuance.

        2. Except as expressly amended thereby, the Agreement remains in full force and effect.

        3. This Amendment shall become effective as of the date hereof in accordance with Section 9 of the Agreement.


                                    #  #  #

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     ANSWERTHINK CONSULTING GROUP, INC.



                                     By: /s/ Ted A. Fernandez
                                        -------------------------------------
                                     Name:
                                     Title:

                                     GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.

                                     By:   GTCR V, L.P.
                                     Its:  General Partner

                                     By:   Golder, Thoma, Cressey, Rauner, Inc.
                                     Its:  General Partner


                                     By: [SIGNATURE APPEARS HERE]
                                        -------------------------------------
                                          a Principal

                                     GTCR ASSOCIATES V

                                     By:   Goulder, Thoma, Cressey, Rauner, Inc.
                                     Its:  Managing General Partner

                                     By: [SIGNATURE APPEARS HERE]
                                        -------------------------------------
                                          a Principal


                                     MG CAPITAL PARTNERS, II, L.P.


                                     By: [SIGNATURE APPEARS HERE]
                                        -------------------------------------
                                     Its:
                                         ------------------------------------

                                        EXECUTIVES

                                        /s/ Ted A. Fernandez
                                        ---------------------------------
                                        Ted A. Fernandez

                                        /s/ Allan R. Frank
                                        ---------------------------------
                                        Allan R. Frank

                                        /s/ Ulysses S. Knotts, III
                                        ---------------------------------
                                        Ulysses S. Knotts, III

                                        /s/ Edmund R. Miller
                                        ---------------------------------
                                        Edmund R. Miller

                                                /s/ Edmund R. Miller
                                                --------------------------------
                                                Edmund R. Miller, pursuant to
                                                Waiver of Preemptive Rights,
                                                Authorization and
                                                Acknowledgement dated February
                                                24, 1998 for the following
                                                shareholders:

George E. Miller, Southeast Investments, L.P., Southeast Investments International Ltd., Carmen Howell, Steve Eber, Bank Morgan Stanley AG, AB Hannells Industrier, BFC Holdings, Inc., Lighthouse Partners USA, L.P., Family Trust of Nathan A. Low, Erinch R. Ozada, A. Markman Peters, Jenny R. Peters, Pippa J. Ellis, Joseph Salvani, Theodore Gelman, Alain Oihayon, Robert I. Rafford, Jr., Priscilla Cooney, James Askew, Pamela Askew, Rock Creek Partners, L.P., Atlantic Balanced Fund, Holtermann Corporation, Fernando Montero, Cecelia Montero, George G. Guthrie, Alex Fernandez, Berta T. Fernandez, Aurelio E. Fernandez, Mercedes San Miguel, Luis San Miguel, Leonardo F. Brito, Juan Carlos Campuzano, Mayra R. Campuzano, Brian Pfeifler, Southhampton, Ltd., Mark Drier, and Pharos Fund Limited, Delaware Charter Guarantee & Trust Co. TTEE FBO S. Daniel Ponce, Alan Penn, Roberta Penn, Bernard Frank, Muriel I. Frank, Theodore Gelman, Rev. Trust, Theodore D. Gelman, Ellen Gelman, TTEES, UDA 8/5/93, Ana Azcuy, Bonni Harris Custodian for Jason Ross Harris UGTMA/FL, Bonni Harris, Custodian for Nikki Lee Harris UGTMA/FL, Bonni Gelman Harris, Mila Ann Gelman, Karen Gelman, Duff Gelman, Custodian for Devra Leya Gelman, UGTMA/FL, Duff Gelman, Custodian for Ellen Behla Gelman, UGTMA/FL, Duff Gelman, Custodian for Jude Gelman, UGTMA/FL, Duff Adam Gelman, Mila Gelman-Johnson, Custodian for Spencer Gelman Johnson UTGMA/CA, Donnell S. Guthrie, George Gordon Guthrie, Jr., Christina Donnel Guthrie, Elizabeth Stanton Guthrie, James D. Askew, Custodian for Amanda F. Askew, UALUGTMA, Marisa E. Askew